Exhibit 10.11
AMENDMENT NO. 3 TO THE
ENSCO
NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN
     THIS AMENDMENT No. 3, executed this 22nd day of December and effective as of the time and/or dates specifically provided herein, by Ensco International Incorporated, having its principal office in Dallas, Texas (hereinafter referred to as the “Company”).
WITNESSETH:
     WHEREAS, effective January 1, 2004, the Company adopted the ENSCO Non-Employee Director Deferred Compensation Plan (the “Original Plan”);
     WHEREAS, the Board of Directors of the Company (the “Board”), upon recommendation of its Nominating, Governance and Compensation Committee (the “Committee”), approved Amendment No. 1 to the Original Plan during a regular meeting held on March 10, 2008;
     WHEREAS, the Board, upon recommendation of the Committee, during its regular meeting held on August 4, 2009, approved Amendment No. 2 to the Original Plan during a regular meeting held on August 4, 2009;
     WHEREAS, the Board and the stockholders of the Company have approved the adoption of the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), by and between the Company and ENSCO Newcastle LLC, a newly formed Delaware limited liability company (“Ensco Mergeco”) and a wholly-owned subsidiary of ENSCO Global Limited, a newly formed Cayman Islands exempted company (“Ensco Cayman”) and a wholly-owned subsidiary of the Company, pursuant to which Ensco Mergeco will merge (the “Merger”) with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Ensco Cayman (the “Reorganization”);
     WHEREAS, Ensco Cayman will become, in connection with the Merger, a wholly-owned subsidiary of ENSCO International Limited, a newly formed private limited company incorporated under English law which, prior to the effective time of the Merger, will re-register as a public limited company named “Ensco International plc” (“Ensco UK”);
     WHEREAS, pursuant to the Merger Agreement, each issued and outstanding share of the common stock of the Company will be converted into the right to receive one American depositary share, which represents one Class A ordinary share of Ensco UK and is evidenced by an American depositary receipt;
     WHEREAS, the Board by its unanimous written consent has approved this Amendment No. 3 to the Original Plan to be effective (i) on the date of execution of this

Amendment No. 3 by the Company with respect to the amendment to Section 10.2 of the Original Plan, and (ii) as of December 23, 2009 (or, if different, the effective date of the Merger) with respect to the amendment to Section 7.2 of the Original Plan; and
     WHEREAS, the Company now desires to adopt this Amendment No. 3 to the Original Plan in order to (i) affirmatively provide that (A) the Company does not intend for, and shall not consider, the Reorganization to constitute a “Change-in-Control” of the Company under Section 10.2 of the Original Plan, and (B) the Original Plan shall continue notwithstanding the Reorganization as if the Reorganization does not constitute a Change-in-Control of the Company, (ii) specifically provide that (A) each share of common stock of the Company held by the Company stock fund on the effective date of the Merger will be converted into one Ensco ADS pursuant to the Merger Agreement, and (B) the references to “Company stock fund” in Section 7.2 of the Original Plan shall thereafter be read and considered to be references to the “Ensco ADS fund,” and (iii) make such other conforming changes to the Original Plan as determined necessary;
     NOW, THEREFORE, in consideration of the premises and the covenants herein contained, the Company hereby adopts the following Amendment No. 3 to the Original Plan:
1. The final two sentences of the second paragraph of Section 10.2 of the Original Plan are hereby amended to read as follows following the effective date of the Merger:
     For purposes of the Plan, a Change-in-Control of the Company shall be deemed to occur if (1) any person or group within the meaning of the Securities Exchange Act of 1934, as amended, acquired beneficially (together with voting securities of Ensco UK beneficially held by such person or group) more than 50% of the outstanding voting securities of Ensco UK (whether directly, indirectly, beneficially or of record) pursuant to any transaction or combination of transactions, or (2) the individuals who, on January 1, 2004, constituted the Board (the “Incumbent Board”) cease, for any reason, to constitute at least a majority thereof. For purposes of this provision, a person becoming a member of the Board subsequent to January 1, 2004 whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the members of the Board comprising the Incumbent Board shall for this purpose be considered as though he or she was a member of the Incumbent Board.
     2. A new third paragraph is hereby added to Section 10.2 of the Original Plan, effective on the date of execution of this Amendment No. 3 by the Company, to read as follows:
     Notwithstanding the foregoing and pursuant to the power and authority vested in the Board under the Plan, the Board hereby determines that a “Change-in-Control” of the Company shall not be deemed to have occurred for purposes of the Plan by virtue of the consummation of any transaction or series of related transactions immediately following which the beneficial holders of the voting stock of the Company immediately before such transaction or series of transactions continue to have a majority of the direct or indirect ownership in one or more entities which, singly or together, immediately following such transaction or series of transactions, either (i) own all or substantially all of the assets of the Company as constituted immediately prior to such transaction or series of transactions, or (ii) are the ultimate parent with direct or indirect ownership of all of the voting shares of the Company after such transaction or series of transactions. The stockholders of the Company approved and adopted at the Special Meeting of Stockholders on December 22, 2009 the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), by and between the Company and ENSCO Newcastle LLC, a newly formed Delaware limited liability company (“Ensco Mergeco”) and a wholly-owned subsidiary of ENSCO Global Limited, a newly formed Cayman Islands exempted company (“Ensco Cayman”) and a wholly-owned subsidiary of the Company, pursuant to which Ensco Mergeco merged (the “Merger”) with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Ensco Cayman (the “Reorganization”). Specifically, (i) the Reorganization shall not constitute a Change-in-Control of the Company, and (ii) the Plan, as amended, shall continue notwithstanding the Reorganization as if the Reorganization does not constitute a Change-in-Control of the Company. Following the effective date of the Merger, the references to “stock of the Company” and “shares of the Company” in the third paragraph of this Section 10.2 shall be changed to “securities of Ensco UK.”
     3. A new sixth paragraph is hereby added to Section 7.2 of the amended and restated Original Plan to read as follows:
     Ensco Cayman (as defined in Section 10.2) became, in connection with the Merger (as defined in Section 10.2), a wholly-owned subsidiary of ENSCO International Limited, a newly formed private limited company incorporated under English law which, prior to the effective time of the Merger, re-registered as a public limited company named “Ensco International plc” (“Ensco UK”). Pursuant to the Merger Agreement, each issued and outstanding share of Company common stock, including each share of Company common stock held by the Company stock fund, on the effective date of the Merger will be converted into one Ensco ADS and, thereafter, the references to “Company stock fund” in this Section 7.2 shall be read and considered to be references to the “Ensco ADS fund.” For this purpose, “Ensco ADS” means an American depository share, evidenced by an American depository receipt which represents a Class A ordinary share in Ensco UK.
     IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officers, has caused this Amendment No. 3 to the Original Plan to be executed on the date first above written.

ENSCO INTERNATIONAL INCORPORATED
/s/ Cary A. Moomjian, Jr.
By: Cary A. Moomjian, Jr.
Its: Vice President

3